Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Intervoice, Inc. (the “Company”) on Form 10-K for the period ended February 29, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert E. Ritchey, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     This Certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for the purposes of Section 18 of the Exchange Act.
Date:  April 24, 2008

/s/ Robert E. Ritchey
Robert E. Ritchey
Chief Executive Officer